                                                                   EXHIBIT 10.18

     CONFIDENTIAL TREATMENT                                      REDACTED FOR
     ----------------------
            REQUESTED                                         CONFIDENTIALITY
            ---------
The astericked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission


                           JOINT MARKETING AGREEMENT

     This Joint Marketing Agreement (the "Agreement") is entered into by Prio, Inc., a California corporation ("Prio") with offices at 501 Ellis Street, Mountain View, California 94043 and Vicinity Corporation, a California corporation ("Vicinity") with offices at 1135A San Antonio Road, Palo Alto, California 94303, effective June 23, 1999 (the "Effective Date").

                                   Recitals

     A. Whereas, Prio provides services which enable merchants, Internet portals and other website owners to offer personalized online/offline promotions, loyalty and brokerage services, which consumers can redeem with credit cards at the point of sale; and

     B. Whereas, Vicinity provides private label solutions for customer websites include multi-attribute and located-based search capabilities; and

     C. Whereas, the parties want to cooperate to bundle their services to create a new marketed customer acquisition service that allows merchants to offer promotions and that can be redeemed by consumers in off-line (i.e. non-web-based) storefronts ("Physical Stores"). National merchants and content site owners would be the target market for the complete suite of offerings by both parties' sales forces.

     Now, Therefore, the parties agree as follows:

                                   Agreement

1.   Definitions.

     1.1 "Intellectual Property Rights" means all existing and future patents and other patent rights, trademarks, trade names, service marks, logos and other corporate identifiers, copyrights, moral rights and trade secrets, including all applications and registrations with respect thereto. .

     1.2 "Prio Service" means the infrastructure, relationships with banks and other capabilities provided by Prio (collectively, the "Prio Network") which permit merchants to (a) offer Merchant Promotions through links from a merchant's website or via push or other technology to an End User; (b) enable the online selection of Merchant Promotions; (c) enable the redemption of Merchant Promotions with a credit card either online or at Physical Stores; (d) capture the credit card transaction from the merchant location, verify promotion eligibility, debit the merchant's bank account and issue the appropriate rebate or credit to the Subscriber's credit card account; (e) permit End Users to register to receive information concerning promotions of products and services and participating merchants and (f) confirm that a Subscriber makes a purchase at a Physical Store based on an interaction on the Internet.

                                       1.

     1.3 "Vicinity Service" means private label web-based solutions offered by Vicinity featuring multi-attribute, location-based searching of content, community and commerce information.

     1.4 "Bundled Service Offering" means the combination of the Vicinity Service and the Prio Service to create a customer acquisition service that, among other things, would allow merchants to offer promotions to consumers over the Internet that are redeemable in Physical Stores.

     1.5 "Merchant Data" means information provided by merchants to enable their participation in the Bundled Service Offering.

     1.6 "Merchant Promotions" means local, regional and national promotions of goods and services from merchants participating in the Bundled Service Offering.

     1.7 "Prio Marks" means the Prio trademarks, service marks, logos and other corporate identifiers designated in Exhibit A for use with the Bundled Service
                                    ---------
Offering.

     1.8 "Subscribers" means End Users that register to use the Bundled Service Offering on Participating Sites.

     1.9 "Vicinity Marks" means the Vicinity trademarks, service marks, logos and other corporate identifiers designated in Exhibit B for use with the
                                              ---------
Bundled Service Offering.

     1.10 "Subscriber Data" means information entered by Subscribers in connection with their use of the Bundled Service Offering, including, without limitation, names, e-mail addresses, credit card numbers, shopping preferences and demographic information.

     1.11 "End Users" means individuals who use browser software to access the Bundled Service Offering over the Internet.

     1.12 "Participating Site" means a website which offers the Bundled Service Offering.

     1.13 "Referral Fees" shall mean commissions paid by one party (the "Referred Party") which has been introduced to a customer (the "Referred Customer") by the other party (the "Referring Party") on revenues received from the sale of the Referred Party's services on a standalone basis to the Referred Customer.

2.   Bundled Service Offering.

     2.1 Development of Bundled Service Offering. The parties will cooperate to jointly specify, develop and integrate the Bundled Service Offering, including its navigational structure, look and feel and specific functionality. Vicinity will be responsible for (a) making the Vicinity Services capable of authoring Merchant Promotions; and (b) displaying the Prio Marks on Participating Sites. The parties will be jointly responsible for developing marketing collateral suitable for the Bundled Service Offering (the "Marketing Materials"). The parties will use reasonable commercial efforts and adequate resources to rollout the first stage of the Bundled Service Offering implementation (as described below) by July 31, 1999.

                                       2.

     2.2 Implementation. The parties will implement the Bundled Service Offering in three stages, as follows:

               (a)  First Stage: Prio Service integrated with Vicinity's
                    -----------
               Business Finder products; Prio and Vicinity to develop and deploy technologies to enable Prio to publish glyphs (or promotions button) to appear next to retailer locations on the merchant's website;

               (b)  Second Stage: Prio Service integrated with Vicinity's Site
                    ------------
               Maker product; Prio and Vicinity will develop the operational and technical interfaces to ensure that promotions can be created and updated by the customer and displayed on the site using Site Maker; and

              (c)   Third Stage: Fully integrated offering of Prio Service with
                    -----------
              all Vicinity products including Site Maker, Business Finder and Vicinity's wireless products.

     2.3 Expenses. The parties will jointly size the development efforts in each stage and each pay for their own development costs unless otherwise agreed to in writing. The parties shall each pay 50% of the total cost of developing the Marketing Materials.

3.   Vicinity Marketing Obligations.

     3.1 Enrollment of Participating Sites. Vicinity will use reasonable commercial efforts to market the Bundled Service Offering to existing and future Vicinity merchants and partners; provided that each such merchant or partner which is not itself a merchant enters into an enrollment agreement containing the minimum terms and conditions set forth in Exhibit C (Minimum Terms and
                                              ---------
Conditions for Participating Site Enrollment Agreements) and each merchant or partner which maintains a merchant site enters into an agreement containing the minimum terms and conditions set forth on Exhibit D.
                                          ---------

     3.2 Service Operations. Vicinity shall provide service and support for the Bundled Service Offering consistent with service and support levels it provides for the Vicinity Services. Where Vicinity has resold the Bundled Service Offering and is the point of contact for the Subscriber, Vicinity shall work with Prio to obtain necessary banking information and permissions from such Subscribers to enable Prio to enter the merchant and/or partner's locations into the Prio network. In addition, Vicinity shall work with Prio to display Prio branded glyphs as part of the Bundled Service Offering that enable Prio to receive Subscriber registration information.

     3.3 Merchant Marketing Collateral. Vicinity will include marketing collateral for the Bundled Service Offering in the appropriate merchant sales and marketing information and starter kits.

     3.4 Vicinity Website. Unless otherwise requested by a merchant or a Participating Site, Vicinity will include the Prio icon and "powered by Prio" on all web pages under Prio's control where the Bundled Service Offering is invoked or described, and will include Prio branding elements on its homepage or on a mutually agreed to page on its website and include general

                                       3.

marketing and descriptive information about Prio and the Prio Service in the appropriate areas of the Vicinity website at www.vicinity.com or its successor
                                             ----------------
URL.

     3.5 Training. Vicinity will provide training at no charge to Prio's sales and marketing personnel, on dates and at locations to be mutually agreed, regarding the Vicinity Services.

4.   Prio Marketing Obligations.

     4.1 Enrollment of Participating Sites. Prio will use reasonable commercial efforts to market the Bundled Service Offering to existing and future Prio merchants and partners using Prio's then-standard terms and conditions for the Prio Service and shall cause each merchant or partner to enter into an agreement with Vicinity containing the minimum terms and conditions with respect to the Vicinity Services set forth on Exhibit E.
                               ---------

     4.2 Service Operations. Prio shall provide service and support for the Bundled Service Offering consistent with service and support levels it provides for the Prio Service. Prio will support the Vicinity Services consistent with the standard requirements set forth by Vicinity for resellers of Vicinity Services.

     4.3 Merchant Marketing Collateral. Prio will include marketing collateral for the Bundled Service Offering in the appropriate Prio's merchant and sales kits.

     4.4 Prio Website. Prio will include Vicinity branding elements on its home page or on a mutually agreed to page on its website and general marketing and descriptive information about Vicinity and the Vicinity Service in the appropriate areas of the Prio website at www.prio.net or its successor URL.
                                         ------------

     4.5 Training. Prio will provide training at no charge to Vicinity's sales and marketing personnel, on dates and at locations to be mutually agreed, regarding the Prio Services.

5.   Joint Marketing Obligations.

     5.1  Partnership Obligations.

               (a) Prio will exclusively utilize Vicinity Services for all Prio projects or programs involving location-based search capabilities services;

               (b) Vicinity will exclusively utilize Prio Services for all Vicinity projects involving product or brand specific consumer discounts linked to specific retail outlets where a transaction originates on a website and is consummated at a Physical Store;

               (c) Notwithstanding Sections 5.1(a) or (b), each party can use the services of providers that compete with the other party so long as (i) the customer requests use of a specific competing service and (ii) such party has first introduced the other party's services to the customer and used commercially reasonable efforts to cause the customer to use such services; and

                                       4.

               (d) Both parties will refer potential customers to each other and actively cooperate on joint marketing activities.

     5.2 Customer Origination by Prio. In the event that Prio introduces a Prio customer to Vicinity and the customer subsequently subscribes to the Bundled Service Offering, then (a) Prio will bill the customer for all fees for its use of the Bundled Service Offering and (b) Prio will remit a portion of such fees to Vicinity in accordance with Section 6.

     5.3 Customer Origination by Vicinity. In the event that Vicinity introduces a Vicinity customer to Prio and the customer subscribes to the Bundled Service Offering, then (a) Vicinity will bill the customer for all fees for its use of the Bundled Service Offering and (b) Vicinity will remit a portion of such fees to Prio in accordance with Section 6.

     5.4 Additional Services. Each party shall be entitled to contact any merchant using the Bundled Service Offering about possible products/services offered by such party and not connected with the Bundled Service Offering; provided, however, that neither party shall introduce competitors of the other party to such merchants. For the purpose of this Section 5.4, a "competitor" of Prio or Vicinity shall mean a company that offers a service that would reasonably be expected to compete with the Prio Service or the Vicinity Service, respectively.

     5.5 Marketing Efforts. Each party will integrate sales and marketing material concerning the Bundled Service Offering into presentations made at trade shows and industry conferences.

     5.6 Press Releases. The parties will cooperate in issuing joint press releases announcing their relationship and the commercial availability of the Bundled Service Offering.

     5.7 Internal Training. The parties will each train their respective sales representatives on the benefits, functionality, implementation specifics and other such issues as they relate to the sale and support of the Bundled Service Offering.

     5.8 Customer Support. The parties will each provide first line support to their respective customers for the Bundled Offering Service regarding customer sales and technical support. Prio and Vicinity will provide second line support for their respective components of the Bundled Service Offering to merchants participating in the Bundled Service Offering.

     5.9 Channel Conflict. The parties will cooperate to develop a strategy for eliminating sales channel conflict for the Bundled Offering Service.

6.   Payments.

     6.1 Bundled Service Offering Pricing. The parties shall mutually agree upon special pricing for the Bundled Service Offering and mutually negotiate pricing for merchants and participating sites. The parties shall negotiate in good faith pricing for reseller partners who are not merchants and the contribution amount of each party for such transactions.

     6.2 Payments Collected for Prio Services and Vicinity Services. In the event that Prio bills customers for Vicinity Services included within the Bundled Service Offering as provided

                                       5.

by Section 5.2, Prio shall remit the full amount collected with respect to such services to Vicinity. In the event that Vicinity bills customers for Prio Services included within the Bundled Service Offering as provided by Section 5.3, Vicinity shall remit the full amount collected with respect to such services to Prio.

     6.3  Fee Sharing.

               6.3.1 In the event that Vicinity resells Prio Services to any merchant or partner as part of the sale of the Bundled Service Offering, Prio will remit to Vicinity a payment on all fees collected from the Prio Service attributable to such Bundled Service Offering in accordance with the following schedule:

     First ******* sites:    **** of all Prio Service fees collected from those
                                  storefronts
     Additional sites:       **** of all Prio Service fees collected from those
                                  storefronts

     After ********* cumulative sites the payment due for the first ******** sites shall be increased to ***** on a going-forward basis.

               6.3.2 In the event that Prio resells Vicinity Services to any merchant or partner as part of the sale of the Bundled Service Offering, Vicinity will remit to Prio a payment on all fees collected from the Vicinity Service attributable to such Bundled Service Offering in accordance with the following schedule:

     First ******* sites:    **** of all Vicinity Service fees collected from
                                  those storefronts
     Additional sites:       **** of all Vicinity Service fees collected from
                                  those storefronts

     After ******** cumulative sites the payment for the first ****** sites shall be increased to **** on a going-forward basis.

               6.3.3     The number of sites referenced in Section 6.3.1 and
Section 6.3.2 shall be determined on a cumulative basis for each party and shall include only sites that actively utilize the Bundled Service Offering during any given month. The fee sharing percentage attributable to each site (i.e. **** versus **** for sites ********* through *********) shall be based upon the chronological order in which each active site was contracted.

               6.3.4 References to "Prio Service fees" in Section 6.3.1 and "Vicinity Service fees" in Section 6.3.2 shall mean gross service fees attributable to Prio Service or Vicinity Service, respectively, under the Bundled Service Offering.

     6.4 Referral Fees. A party will pay a Referral Fee to the other party when the first party provides an introduction to a merchant/partner that results in the second party entering into a signed contract for the second party's services (other than the Bundled Service Offering) within ninety (90) days of such referral as follows: The Referral Fee payable to Prio shall be **** of the gross fees Vicinity collects from the referred merchant/partner during the first year after such contract is signed; the Referral Fee payable to Vicinity shall be ********** for each merchant/partner referred by Vicinity.

                                       6.

     6.5  Payment Terms. Each party will remit the payments pursuant to this
Section 6 owed to the other party quarterly, within thirty (30) days after the end of each calendar quarter. All payments will be made in U.S. dollars. Each party will provide statements itemizing the basis for its calculation of payments due with its remittances.

     6.6 Audit Rights. The parties will collect and retain clear and accurate records regarding the net fees collected and commissions owned in connection with this Agreement. Each party shall have the right to have an inspection and audit of the other party's relevant books and records conducted by an independent audit professional chosen and paid by the auditing party no more often than once every twelve (12) months, during regular business hours at the other party's offices and in a manner that doesn't interfere with regular business operations. If an audit discloses that inaccurate information caused a discrepancy of ten percent (10%) or more of the amount actually due to or paid by the auditing party, then the audited party will bear the costs of the audit. This provision will survive any termination or expiration of this Agreement for two (2) years.

     6.7 Taxes. Each party agrees to indemnify and hold the other harmless from, any sales, use, value-added or similar tax or duty not based on their net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, in each case to the extent levied on the payments made by either party to each other or either party's performance of its obligations under the Agreement.

7.   Ownership and Use of Data.

     7.1 Ownership of Data. Unless otherwise agreed to in writing by the parties, the parties shall each own all Subscriber Data and Merchant Data that such party independently receives through the Bundled Service Offering. Each party shall comply with customer restrictions on use thereof.

     7.2 Ownership of Prio Service. Prio is and shall remain the sole and exclusive owner of all of the features and functionality of the Prio Service, including all Intellectual Property Rights in the design, architecture and software implementation thereof. No licenses or rights with respect to the Prio Service are granted in this Agreement. Notwithstanding the foregoing, Vicinity shall retain all rights to any design, authoring, and set-up services provided by Vicinity as part of the development and implementation of the Bundled Service Offering.

     7.3 Ownership of Vicinity Services. Vicinity is and shall remain the sole and exclusive owner of all of the features and functionality of the Vicinity Services, including all Intellectual Property Rights in the design, architecture and software implementation thereof. No licenses or rights with respect to the Vicinity Services are granted in this Agreement.

8.   Disclaimer of Warranties; Limited Warranties.

     8.1 Disclaimer. EXCEPT AS SET FORTH IN THE REST OF THIS SECTION, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE OPERATION OF THE PRIO SERVICE, VICINITY SERVICES

                                       7.

AND BUNDLED SERVICE OFFERING AND ANY OTHER TECHNOLOGY OR SERVICES. IN PARTICULAR, AND NOT BY WAY OF LIMITATION, NEITHER PARTY WARRANTS THAT ITS WEB SITE(S) OR THE PRIO SERVICE, THE VICINITY SERVICES OR THE BUNDLED SERVICE OFFERING WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

     8.2  Prio Warranties. Prio warrants that:

               8.2.1 The Prio Service as bundled into the Bundled Service Offering and any data, images, text or other content therein (excluding any content provided by a Participating Site or a merchant hereunder not modified by
Prio) do not infringe any copyright, trade secret or trademark held by any third party.

               8.2.2 Prio will take reasonable steps to protect Prio-owned Subscriber Data from unauthorized access, disclosure or use.

     8.3  Vicinity Warranties. Vicinity warrants that:

               8.3.1 The Vicinity Services as bundled into the Bundled Service Offering and any data, images, text or other content therein (excluding any content provided by a Participating Site or a merchant hereunder not modified by Vicinity) do not infringe any copyright, trade secret or trademark held by any third party.

9.   Indemnities.

     9.1  Indemnity by each party.

               9.1.1 Each party (the "Indemnifying Party") hereby agrees to defend, indemnify and hold the other party (the "Indemnified Party"), and its successors, officers, directors and employees harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim that the Indemnifying Party's Service as bundled into the Bundled Service Offering and any data, images, text or other content therein (excluding any content or technology provided by the Indemnified Party, a Participating Site or a merchant hereunder and not modified by the Indemnified Party) infringe any copyright, trade secret or trademark held by any third party, provided that
(a) prompt notice shall be given to the Indemnifying Party of any claim to which the foregoing indemnity relates, (b) the Indemnifying Party shall have sole control of the defense and settlement of any such claim and (c) the Indemnified Party shall give the Indemnifying Party all reasonable assistance at the Indemnifying Party's request in the defense or settlement of such claim. If any aspect of the Indemnifying Party's Service including any data, images, text or other content therein becomes, or in the Indemnifying Party's opinion is likely to become, the subject of a claim of infringement or misappropriation, the Indemnifying Party may, at its option and expense, obtain the right to continue using the aspect or content, replace or modify the affected aspect or content, or instruct the Indemnified Party to cease use of such aspect or content and refund any payments made by the Indemnified Party with respect to such aspect or content. The foregoing shall be the Indemnified Party's sole remedy and the Indemnifying Party's sole obligation with respect to any breach of the warranty in Section 8 or any other claim of infringement or misappropriation of any proprietary right.

                                       8.

               9.1.2 The Indemnifying Party assumes no liability for, and the Indemnified Party shall cause each Participating Merchant to acknowledge that the Indemnifying Party assumes no liability for, any act or omission of the Indemnified Party, a Participating Site, a Subscriber or any participating merchant or for the quality, availability or value of any goods and services offered in connection with Merchant Promotions available on Participating Sites. The Indemnifying Party agrees to indemnify the Indemnified Party for any loss or damage incurred by the Indemnified Party due to a documented failure by the Indemnifying Party to properly implement the valid redemption of a valid Merchant Promotion by a the Indemnifying Party Subscriber, provided that such indemnification obligation shall not exceed, with respect to each such documented failure, the value of the applicable Merchant Promotion.

10. Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF IT HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES. A PARTY'S LIABILITY IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL NOT EXCEED AN AMOUNT EQUAL TO THE PAYMENTS MADE BY SUCH PARTY UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE CLAIM, WITH ALL PAYMENTS FOR CLAIMS OR DAMAGES BY A PARTY UNDER THIS AGREEMENT BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT FOR SUCH PARTY. THE EXISTENCE OF ONE OR MORE SUITS AT ANY TIME OR TIMES WILL NOT ENLARGE THE LIMIT. THESE LIMITATIONS APPLY TO ALL CAUSES OF ACTION UNDER OR RELATING TO THIS AGREEMENT.

11.  Confidentiality.

     11.1 Confidential Information. "Confidential Information" means any confidential or proprietary information, source code, software tools, designs, schematics, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, disclosed by one party to the other party, whether in oral, written, graphic or electronic form, and whose confidential or proprietary nature is identified at the time of such disclosure.

     11.2 Non-Disclosure. Each party agrees that it will not make use of, disseminate, or in any way disclose the other party's Confidential Information to any person, firm or business, except as authorized by this Agreement and to the extent necessary for performance of this Agreement. Each party agrees that it will disclose Confidential Information only to those of its employees and contractors who need to know such information and who have previously agreed to be bound by the terms and conditions of this Agreement. Each party agrees that it will treat all Confidential Information of the other party with the same degree of care as it accords its own confidential information; each party represents that it exercises reasonable care to protect its own confidential information.

                                       9.

     11.3 Exceptions. The receiving party's obligations with respect to any portion of Confidential Information will terminate when the receiving party can demonstrate that (a) the Confidential Information was in the public domain at the time it was communicated to the receiving party by the disclosing party; (b) it entered the public domain subsequent to the time it was communicated to the receiving party by the disclosing party through no fault of the receiving party;
(c) it was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; (d) it was rightfully in the receiving party's possession free of any obligation of confidence at or subsequent to the time it was communicated to the receiving party by the disclosing party; (e) it was developed by employees or agents of the receiving party independently of and without reference to any information communicated to the receiving party by the disclosing party; or (f) the disclosure was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement. Each party agrees that the other party may disclose the existence and terms of the Agreement to actual and prospective investors and their counsel and advisors in connection with any private placement of such party's securities, in connection with a merger, acquisition or sale of all or substantially all of such party's assets, or in accordance with the provisions of any other contract requiring such disclosure pursuant to a most favored customer or similar provision.

12.  Term and Termination.

     12.1 Term and Termination. Unless terminated earlier pursuant to the termination provisions in this Section 12, this Agreement shall remain in effect for one (1) year from the Effective Date. The Agreement will then automatically renew for successive one-year periods unless either party notifies the other at least sixty (60) days prior to the end of the initial or then-current renewal term that it will not renew the Agreement. In the event that Vicinity elects not to renew this Agreement or this Agreement is otherwise terminated through no fault of Prio, then Vicinity agrees to use commercially reasonable effort to cause each Participating Site attributable to Vicinity to enter into an agreement with Prio providing for the Prio Service. In the event that Prio elects not to renew this Agreement or this Agreement is otherwise terminated through no fault of Vicinity, then Prio agrees to use commercially reasonable effort to cause each Participating Site attributable to Prio to enter into an agreement with Vicinity providing for the Vicinity Service.

     12.2 Termination for Breach. Either party may terminate the Agreement if the other party fails to perform any of its obligations and such failure continues for a period of thirty (30) days after receipt by the breaching party of written notice from the non-breaching party specifying such default.

     12.3 Effects of Expiration or Termination. Upon the expiration or termination of the Agreement, the parties will return or destroy all Confidential Information of the other party in their possession. All accrued payment obligations of Prio and Vicinity shall survive expiration or termination of the Agreement. The provisions of Sections 1 ("Definitions"), 6 ("Payments"), 7 ("Ownership and Use of Data"); Section 8 ("Disclaimer of Warranties; Limited Warranties"); Section 9 ("Indemnities"); Section 10 ("Limitation of Liability");
Section 11 ("Confidentiality"); Section 12 ("Termination") and Section 13 ("General") shall survive any expiration or termination of this Agreement.

                                      10.

13.  General.

     13.1 Governing Law. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

     13.2 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect, unless the unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without such provisions.

     13.3 Prio Trademark License. Prio hereby grants Vicinity a limited license to use the Prio Marks in connection with the marketing, distribution, provision of access to, and support of the Bundled Service Offering. Vicinity agrees that the Prio Marks are the exclusive property of Prio and that all usage of the Prio Marks and any goodwill established by such use of the Prio Marks shall inure to the exclusive benefit of Prio and that this Agreement does not confer any goodwill or other interests in the Prio Marks on Vicinity. Vicinity will comply with Prio's standard trademark and service mark usage guidelines including but not limited to those guidelines pertaining to the requisite quality of the services with which a Prio Mark is used, in the form and manner set forth in such guidelines. Vicinity shall provide to Prio, at no cost to Prio and prior to any first use, examples of Vicinity's such use of the Prio Marks and shall obtain Prio's approval in writing prior to such use. Vicinity shall modify or discontinue such use if requested by Prio, except that Vicinity may re-use approved uses without further approval provided that such use remains accurate and not misleading. Vicinity shall not adopt any trademark, trade name, or service mark which is confusingly similar to any Prio Marks.

     13.4 Vicinity Trademark License. Vicinity hereby grants Prio a limited license to use the Vicinity Marks in connection with the marketing, distribution, provision of access to, and support of the Bundled Service Offering. Prio agrees that the Vicinity Marks are the exclusive property of Vicinity and that all usage of the Vicinity Marks and any goodwill established by such use of the Vicinity Marks shall inure to the exclusive benefit of Vicinity and that this Agreement does not confer any goodwill or other interests in the Vicinity Marks on Prio. Prio will comply with Vicinity's standard trademark and service mark usage guidelines including but not limited to those guidelines pertaining to the requisite quality of the services with which a Vicinity Mark is used, in the form and manner set forth in such guidelines. Prio shall provide to Vicinity, at no cost to Vicinity and prior to any first use, examples of Prio's such use of the Vicinity Marks and shall obtain Vicinity's approval in writing prior to such use. Prio shall modify or discontinue such use if requested by Vicinity, except that Prio may re-use approved uses without further approval provided that such use remains accurate and not misleading. Prio shall not adopt any trademark, trade name, or service mark which is confusingly similar to any Vicinity Marks.

     13.5 Modifications. Any modification, amendment, supplement, or other change to this Agreement must be in writing and signed by duly authorized representatives of the parties.

     13.6 Assignments. No right or obligation of either party under this Agreement shall be assigned, delegated or otherwise transferred, whether by agreement, operation of law or

                                      11.

otherwise, without the express prior written consent of the other party, provided that either party may assign the Agreement without the other's consent in the context of a merger, acquisition or sale of all or substantially all of its assets. Subject to the preceding sentence, this Agreement shall bind each party and its permitted successors and assigns.

     13.7 Waivers. All waivers must be in writing. The failure of either party to insist upon strict performance of any provision of this Agreement, or to exercise any right provided for herein, shall not be deemed to be a waiver for the future of such provision or right, and no waiver of any provision or right shall affect the right of the waiving party to enforce any other provision or right herein.

     13.8 Force Majeure. Neither party shall not be responsible for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including without limitation, acts or omissions of government or military authority, acts of God, shortages of materials, transportation delays, fires, floods, labor disturbances, riots or wars.

     13.9 Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be delivered in person or by courier or mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth in the first paragraph of this Agreement or to such other facsimile number or address as either party may from time to time provide to the other. If notice is given in person, by courier or by fax, it shall be effective upon receipt; and if notice is given by mail, it shall be effective three (3) business days after deposit in the mail.

     13.10 Relationship Between Parties. Vicinity and Prio shall at all times and for all purposes be deemed to be an independent contractor and neither party, nor either party's employees, subcontractors or agents, shall have the right or power to bind the other party. This Agreement shall not create or be deemed to create a joint venture, partnership or other similar association between the parties or any of either party's employees, subcontractors or agents.

     13.11 Publicity. Each party hereto has the right to periodically publicize the relationship set forth in this Agreement, provided such publicity has been submitted to and approved by the other party prior to disclosure.

     13.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter.

                                      12.

     In Witness Whereof, the parties have executed this Joint Marketing Agreement as of the Effective Date.


Prio, Inc.                                      Vicinity Corporation

By:___________________________                  By:_____________________________

______________________________                  ________________________________
Typed or Printed Name                           Typed or Printed Name

______________________________                  ________________________________
Title                                           Title

                                      13.

                                   EXHIBIT A

                                  PRIO MARKS

To be added by Prio in accordance with Section 1.7.

                                      14.

                                   EXHIBIT B

                                VICINITY MARKS

To be added by Vicinity in accordance with Section 1.9.

                                      15.

                                   EXHIBIT C

                    PARTICIPATING SITE ENROLLMENT AGREEMENT
                         MINIMUM TERMS AND CONDITIONS

       Vicinity's agreements with Participating Sites shall include at least the following provisions:

1. The Participating Site shall incorporate hyperlinks to the Prio servers hosting the Prio Service. Each such hyperlink shall be branded with the Prio Mark designated by Prio. Each website page on which the functionality of the Prio Service may be invoked shall be co-branded with the designated Prio Mark (such as "Powered by Prio") in a manner mutually agreeable to Vicinity and the Participating Site. The Participating Site shall not modify any Prio Mark without Vicinity's prior written consent.

2. The Participating Site shall use commercially reasonable efforts to solicit merchants to provide Merchant Promotions for the Prio Service.

3. The Participating Site shall have sole responsibility for collecting all fees and charges from Enrolled merchants for participation in the Prio Service.

4. All enrollment agreements that a Participating Site enters into with merchants for the Prio Service shall contain the minimum terms and conditions set forth in Exhibit D (Minimum Terms and Conditions for Merchant Agreements) attached to this Agreement. Such terms and conditions shall remain in full force and effect and are not subject to waiver by Vicinity.

5. The Participating Site grants Vicinity and its suppliers [including Prio] a non-exclusive, perpetual, irrevocable, royalty-free, fully-paid up license under all of the Participating Site's Intellectual Property Rights, to (a) use, reproduce, display, modify and create derivative works of Viewer Data and Merchant Data solely for the purpose of operating, maintaining and enhancing the Prio Service as permitted hereunder; and (b) to distribute and sublicense aggregate statistical and database compilations derived from Viewer Data and Merchant Data, such as information concerning Prio Subscriber demographics, site traffic, viewing and navigation patterns, redemption characteristics, etc., provided that such aggregate data does not identify individual Prio Subscribers or merchants.

6. The Participating Site shall not display any hyperlinks, glyphs (e.g., branded "buttons" or other graphic representations) or intelligent coupons served by the Prio Service on any website or location other than the Participating Site. The Participating Site will not redistribute these hyperlinks, glyphs or intelligent coupons or any other aspect of the Prio Service's functionality on any website or location other than the Participating Site. The Participating Site shall not use the name, trade names or trademarks of Prio without first obtaining the consent of Vicinity.

7. The Participating Site will collect and retain clear and accurate records regarding the merchants enrolled and services performed in connection with this Agreement. Vicinity and its suppliers shall have the right to have an inspection and audit of the Participating Site's relevant

                                      16.

books and records conducted by an independent audit professional chosen and paid by the auditing party no more often than once every twelve (12) months, during regular business hours at the other party's offices and in a manner that doesn't interfere with regular business operations.

8. The Participating Site warrants that any data, images, text or other content contributed by the Participating Site to the Prio Service do not infringe any copyright, trade secret or trademark held by any third party.

9. The Participating Site agrees to defend, indemnify and hold Vicinity and its suppliers, and its and their successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including without limitation attorneys' fees) to the extent arising out of or in connection with any claim that data, images, text or other content contributed by the Participating Site to the Prio Service infringe any copyright, trade secret or trademark held by any third party, provided that (a) prompt notice shall be given to the Participating Site of any claim to which the foregoing indemnity relates, (b) the Participating Site shall have sole control of the defense and settlement of any such claim and (c) Vicinity shall give the Participating Site all reasonable assistance at the Participating Site's expense in the defense or settlement of such claim. If any of the data, images, text or other content contributed by a Participating Site to the Prio Service becomes, or in the Participating Site's opinion is likely to become, the subject of a claim of infringement or misappropriation, the Participating Site may, at its option and expense, obtain the right, or cause the right to be obtained, to continue using the aspect or content, replace or modify the affected aspect or content, or instruct Vicinity to cease use of such aspect or content. The foregoing shall be the Participating Site's sole remedy and Vicinity's sole obligation with respect to any claim of infringement or misappropriation of any proprietary right.

10. The Participating Site hereby agrees to defend, indemnify and hold Vicinity and its suppliers, and its and their successors, officers, directors and employees harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any breach of the Participating Site's obligation to include the required minimum terms and conditions in merchant Enrollment agreements with Merchants (as required above), or any misrepresentation of the Prio Service by the Participating Site, or any act or omission of the Participating Site that results in the unauthorized disclosure of Prio Subscriber information (including but not limited to Viewer Data), provided that (a) prompt notice shall be given to the Participating Site of any claim to which the foregoing indemnity relates, (b) the Participating Site shall have sole control of the defense and settlement of any such claim and (c) Vicinity shall give the Participating Site all reasonable assistance at the Participating Site's expense in the defense or settlement of such claim.

11. The Participating Site disclaims any representations or warranties, express or implied, from Prio, and disclaims all liability of any kind on behalf of Prio which may be greater than the warranties provided by Prio to Vicinity.

                                      17.

                                   EXHIBIT D

                MERCHANT AGREEMENT MINIMUM TERMS AND CONDITIONS

Vicinity's agreements with merchants enrolled in the Bundled Service Offering by Vicinity shall include at least the following provisions:

1. The merchant shall be solely responsible for all promotions offered by the merchant and for honoring all such promotions in accordance with their terms. The merchant shall be solely responsible for the quality, availability and value of all goods and services promoted by the merchant via the Prio Network.

2. The merchant shall comply with all applicable local, state and federal regulations of promotions.

3. The merchant will indemnify and hold Prio harmless against any claim, loss or damage arising from any act or omission by the merchant, including but not limited to any claim by any third party arising from or concerning the goods and services offered or sold by the merchant in connection with the promotions offered via the Prio Network, or any failure by the merchant to honor a valid redemption.

4. The merchant authorizes its acquiring bank and credit card processor to provide Vicinity or Vicinity's designee with all of the information required to match promotions on the Prio Network selected by End Users with transactions conducted with the merchant and audit the matching process, including but not limited to a record of all credit card transactions conducted with the merchant. The merchant will give Vicinity and Prio sixty (60) days written advance notice of any change in the merchant's acquiring bank and credit card processor. The merchant agrees to bear all charges and fees imposed by the acquiring bank/credit card processor and to indemnify and hold Prio harmless against any such charges and fees.

5. The merchant authorizes the merchant's acquiring banks and credit card processors to provide Prio a copy of the data relating to promotion redemptions at all of the merchant's participating sites on Prio's request.

6. The merchant agrees that all transactions with respect to promotions offered via the Prio Network will be subject to the merchant's agreement for the acceptance of VISA, MasterCard, American Express, Discover and all other charge, credit and debit cards the merchant accepts.

7. The merchant disclaims any representations or warranties, express or implied, from Prio, and disclaims all liability of any kind on behalf of Prio.

8. The merchant authorizes Vicinity or Vicinity's designee to either debit the merchant's designated bank accounts and credit merchant's customers' credit card accounts, or to post a billing item on the merchant's account statement, with respect to promotions redeemed. The merchant disclaims all responsibility of Prio to collect or remit any funds due to the merchant's customers or third parties.

                                      18.

9. Vicinity can terminate its agreement with merchant immediately for nonpayment of any fees required for merchant's participation in the Prio Network.

10. Prio may terminate any promotion without prior notice to the merchant for fraud, illegality, willful misconduct or if any such promotion allegedly infringes the proprietary or other rights of third parties.

11. Prio and/or Vicinity will own all data regarding individual consumers' use of the Prio Network and redemption of promotions and all information gathered from use of the Prio Network generally.

12. The provisions for merchants' cancellation of their enrollment in the Prio Service shall be the same as for the merchants' cancellation of their participation in the Participating Site in general.

                                      19.

                                   EXHIBIT E

                                      20.